Exhibit 16.1

[Elliott Davis Decosimo logo]

March 26, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Community Bankers Trust Corporation dated March 20, 2015 and are in agreement with those statements.

/s/ Elliott Davis Decosimo, LLC

Elliott Davis Decosimo, LLC

Richmond, Virginia

200 East Broad Street, Suite 500, P.O. Box 6286, Greenville, SC 29606-6286

Phone: 864.242.3370 Fax: 864.232.7161 www.elliottdavis.com